Exhibit 99.1

Press Release
Two North Broadway
Lebanon, Ohio 45036

Company Contact: Eric J. Meilstrup President and Chief Executive Officer LCNB National Bank (513) 932-1414	Investor and Media Contact: Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400.
shareholderrelations@lcnb.com	andrew@smberger.com

LCNB CORP. REPORTS RECORD FINANCIAL RESULTS FOR
THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2021
LCNB Wealth Assets Up 30.5% Year-over-Year to a Record $1.03 Billion
Total Assets Managed1 13.5% Higher Year-over-Year to a Record $3.13 Billion
Third Quarter Diluted Earnings Per Share Increased 18.2% Year-over-Year to $0.39 Per Share

LEBANON, Ohio--LCNB Corp. ("LCNB") (NASDAQ: LCNB) today announced financial results for the three and nine months ended September 30, 2021.

Commenting on the financial results, LCNB President and Chief Executive Officer Eric Meilstrup said, “LCNB achieved strong third quarter earnings, driven by sustained growth in LCNB Wealth assets, an increase in total earning assets, and sustained strong asset quality. Growing assets under management, actively controlling risk, and diversifying our revenue streams have positioned LCNB to effectively navigate the current low-rate environment. Fee income generated from the Paycheck Protection Program (“PPP”) also contributed $492,000 to our third quarter earnings. PPP loans continue to wind down and our loan portfolio included $12,971,000 of PPP loans at September 30, 2021. We were able to help a significant number of companies get through the pandemic with PPP loans and we believe that we have strengthened and created numerous opportunities for new client relationships in the process. In addition, for the first nine months of 2021, fiduciary income grew 38.6% over the prior year period to $4,959,000.”

Mr. Meilstrup continued, “Net loans at September 30, 2021 are up compared to June 30, 2021, despite an additional $10,849,000 of PPP loans forgiven during the third quarter, which reflects our unceasing commitment to a strong local presence and the value we provide customers within our compelling Ohio markets. Competition for loans remains high in the current environment, however our approach to risk and pricing of loans has been consistent, leading to strong asset quality. At September 30, 2021, non-performing loans totaled $2,642,000, a $1,562,000 or 37.2% decrease from September 30, 2020, and net charge-offs remain limited. Our prudent capital management approach supports our proactive share repurchase program. During the third quarter our board demonstrated its belief that our shares are undervalued as we repurchased 206,768 shares of our common stock. Year-to-date we have repurchased 468,072 shares at an average cost of $16.82 per share.”

1    Total Assets Managed includes LCNB Corp. Consolidated Assets, LCNB Wealth Management Assets (Trust and
Investments and Brokerage accounts), Loans Serviced for Others, and Cash Management Services.

“We remain focused on key strategies to diversify revenue, grow customer relationships, manage operating expenses, and prudently control risk. We also continue to develop and retain proven bankers and financial professionals throughout our organization. Our markets offer attractive demographics and we believe that we are well-positioned for prolonged growth and success in the years ahead. I am thankful to our valued associates as we continue to execute on our growth strategies and I am pleased with the progress we are making,” concluded Mr. Meilstrup.

Net income for the 2021 third quarter was $4,817,000, an increase of 13.3% as compared to $4,250,000 for the same period last year. Earnings per basic and diluted share for the 2021 third quarter were $0.39, an increase of 18.2% as compared to $0.33 for the same period last year. Net income for the nine-month period ended September 30, 2021, was $15,347,000, an increase of 7.1% as compared to $14,333,000 for the same period last year. Earnings per basic and diluted share for the nine-month period ended September 30, 2021, were $1.21, an increase of 9.0% as compared to $1.11 for the same period last year.

Net interest income for the three months ended September 30, 2021, was $14,073,000, compared to $13,529,000 for the comparable period in 2020. Net interest income for the nine-month period ended September 30, 2021, increased $1,109,000 to $42,814,000, as compared to $41,705,000 in the same period last year. Favorably contributing to the variances for both the three- and nine-month periods were fees recognized from PPP loans and market driven decreases in the average rates paid on deposits, aided by a shift from higher cost certificates of deposit to lower cost demand and savings products. LCNB's cost of funds at September 30, 2021 was 0.23%, compared to 0.48% at September 30, 2020.

Non-interest income for the three months ended September 30, 2021, declined $172,000 or by (4.0)% to $4,106,000, compared to $4,278,000 for the same period last year. For the nine months ended September 30, 2021, non-interest income increased $449,000 or by 3.9% to $11,885,000, compared to $11,436,000 for the same period last year. The primary drivers of the third quarter and nine-month year-over-year changes in non-interest income were reductions in gains from loan sales, offset by increased fiduciary income and deposit service charges.

Non-interest expense for the three months ended September 30, 2021, was $376,000 greater than the comparable period in 2020. For the nine months ended September 30, 2021, non-interest expense increased $1,888,000 from the comparable period in 2020. The increases for both the three and nine-month periods were primarily due to increases in salaries and employee benefits, equipment expenses, FDIC insurance, contracted services, and other non-interest expenses.

Asset Quality
For the 2021 third quarter, LCNB recorded a $306,000 provision for loan losses, compared to a provision of $976,000 for the 2020 third quarter. For the nine months ended September 30, 2021, LCNB recorded a provision of $239,000, compared to a provision of $2,165,000 for the nine months ended September 30, 2020. The respective $670,000 and $1,926,000 decreases in the provision for loan losses for the three and nine month periods were partially due to strong asset quality and last year’s proactive build in the Company’s allowance for loan losses associated with the estimated economic impacts caused by the COVID-19 pandemic.

Net charge-offs for the 2021 third quarter were $130,000, compared to $18,000 for the same period last year. For the 2021 nine-month period, net charge-offs were $139,000 or 0.01% of average loans, compared to $236,000 or 0.02% of average loans.

Non-accrual loans and loans past due 90 days or more and still accruing interest decreased $1,562,000, from $4,204,000 or 0.31% of total loans at September 30, 2020, to $2,642,000 or 0.20% of total loans at September 30, 2021. Nonperforming assets to total assets was 0.14% at September 30, 2021, compared to 0.24% at September 30, 2020.

About LCNB Corp.
LCNB Corp. is a financial holding company headquartered in Lebanon, Ohio. Through its subsidiary, LCNB National Bank (the “Bank”), it serves customers and communities in Southwest and South-Central Ohio. A financial institution with a long tradition for building strong relationships with customers and communities, the Bank offers convenient banking locations in Butler, Clermont, Clinton, Fayette, Franklin, Hamilton, Montgomery, Preble, Ross, and Warren Counties, Ohio. The Bank continually strives to exceed customer expectations and provides an array of services for all personal and business banking needs including checking, savings, digital banking, personal lending, business lending, agricultural lending, business support, deposit and treasury, investment services, trust and IRAs and stock purchases. LCNB Corp. common shares are traded on the NASDAQ Capital Market Exchange® under the symbol “LCNB.” Learn more about LCNB Corp. at www.lcnb.com.

Forward-Looking Statements
Certain statements made in this news release regarding LCNB’s financial condition, results of operations, plans, objectives, future performance and business, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by the fact they are not historical facts and include words such as “anticipate”, “could”, “may”, “feel”, “expect”, “believe”, “plan”, and similar expressions. Please refer to LCNB’s Annual Report on Form 10-K for the year ended December 31, 2020, as well as its other filings with the SEC, for a more detailed discussion of risks, uncertainties and factors that could cause actual results to differ from those discussed in the forward-looking statements.

These forward-looking statements reflect management's current expectations based on all information available to management and its knowledge of LCNB’s business and operations. Additionally, LCNB’s financial condition, results of operations, plans, objectives, future performance and business are subject to risks and uncertainties that may cause actual results to differ materially. These factors include, but are not limited to:
1.the success, impact, and timing of the implementation of LCNB’s business strategies;
2.the significant risks and uncertainties for LCNB's business, results of operations and financial condition, as well as its regulatory capital and liquidity ratios and other regulatory requirements, caused by the COVID-19 pandemic, which will depend on several factors, including the scope and duration of the pandemic, its influence on financial markets, the effectiveness of LCNB's work from home arrangements and staffing levels in operational facilities, the impact of market participants on which LCNB relies, and actions taken by governmental authorities and other third parties in response to the pandemic;
3.the disruption of global, national, state, and local economies associated with the COVID-19 pandemic, which could affect LCNB's liquidity and capital positions, impair the ability of our borrowers to repay outstanding loans, impair collateral values, and further increase the allowance for credit losses;
4.LCNB’s ability to integrate future acquisitions may be unsuccessful, or may be more difficult, time-consuming, or costly than expected;
5.LCNB may incur increased loan charge-offs in the future;
6.LCNB may face competitive loss of customers;
7.changes in the interest rate environment may have results on LCNB’s operations materially different from those anticipated by LCNB’s market risk management functions;
8.changes in general economic conditions and increased competition could adversely affect LCNB’s operating results;
9.changes in regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact LCNB’s operating results;
10.LCNB may experience difficulties growing loan and deposit balances;
11.United States trade relations with foreign countries could negatively impact the financial condition of LCNB's customers, which could adversely affect LCNB 's operating results and financial condition;
12.deterioration in the financial condition of the U.S. banking system may impact the valuations of investments LCNB has made in the securities of other financial institutions resulting in either actual losses or other than temporary impairments on such investments;
13.difficulties with technology or data security breaches, including cyberattacks, that could negatively affect LCNB's ability to conduct business and its relationships with customers, vendors, and others;
14.adverse weather events and natural disasters and global and/or national epidemics; and
15.government intervention in the U.S. financial system, including the effects of recent legislative, tax, accounting and regulatory actions and reforms, including the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Jumpstart Our Business Startups Act, the Consumer Financial Protection Bureau, the capital ratios of Basel III as adopted by the federal banking authorities, and the Tax Cuts and Jobs Act.

Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist shareholders and potential investors in understanding current and anticipated financial operations of LCNB and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. LCNB undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.